Exhibit 99.1
2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
Pebblebrook Hotel Trust Reports Results for the Period
Ended December 31, 2009
     Bethesda, MD, March 24, 2010 — Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported operating results for the period October 2, 2009 (commencement of operations) through December 31, 2009.
     The Company’s net income (loss) to common shareholders was ($0.1) million, or ($0.04) per diluted share for the period October 2, 2009 through December 31, 2009. Net interest income from cash balances and investments was $0.1 million for the period from October 2, 2009 through December 31, 2009. The Company generated funds from operations (“FFO”) of ($0.1) million. On a per diluted share basis, FFO for the period October 2, 2009 through December 31, 2009 was ($0.04).
     The Company’s financial results reflect its formation on October 2, 2009 and the successful completion of its initial public offering (“IPO”) on December 14, 2009. The Company raised $379.6 million, net of underwriting discounts and offering costs, in the IPO. BofA Merrill Lynch, Raymond James and Wells Fargo Securities served as the joint book-running managers for the IPO. Calyon Securities (USA) Inc. and RBC Capital Markets served as co-managers.
     As of December 31, 2009, the Company had no outstanding debt and $389.1 million of cash and cash equivalents and investments on its balance sheet. The weighted average number of common shares outstanding for the period October 2, 2009 through December 31, 2009 was 4,011,198 shares.
2010 Outlook
     The effects of the severe economic recession and collapse of the capital markets conspired to turn 2009 into the worst year since the Great Depression for the lodging industry. Businesses cut back dramatically on costs, including travel, and the consumer took fewer leisure-oriented trips and became extremely discount focused. Room revenue per available room, or RevPAR, for the industry declined 16.7% from 2008, which was among one of the worst year-over-year declines on record.
     “Although the economy has begun to recover, we expect unemployment to remain stubbornly high in 2010 and consumer spending to remain restrained,” noted Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “While corporate profits have begun to grow again and businesses have begun to travel more, they are still cautious, with many continuing to restrict travel. As a result of these factors, we believe the lodging industry will face another challenging year in 2010.”
     The Company anticipates US Industry RevPAR in 2010 is likely to be flat to slightly down compared to 2009. As a result of further declines in underlying operating fundamentals for hotels, owners and lenders are expected to continue to be challenged. The Company believes it is well positioned to take advantage of opportunities created by this difficult operating environment by acquiring hotels in the early years of an economic and lodging industry recovery at attractive historical valuations.
     The Company currently forecasts the following for 2010:

•	Cash corporate general & administrative expenses: $5.0 million to $5.5 million

•	Non-cash corporate general & administrative expenses: $2.1 million to $2.4 million

•	Weighted average number of common shares outstanding, basic and diluted: 20.3 million
     This outlook does not include any costs related to acquisitions, such as due diligence, legal and accounting fees, which are required to be expensed when incurred.
Earnings Call
     The Company will conduct its quarterly analyst and investor conference call on Thursday, March 25, 2010 at 9:00 AM EDT. To participate in the conference call, please dial (888) 208-1812 approximately ten minutes before the call begins (8:50 AM EDT);. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.
About Pebblebrook Hotel Trust
     Pebblebrook Hotel Trust is a real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale full-service hotels located in large urban and resort markets with an emphasis on the major coastal cities.
This press release contains certain “forward-looking” statements relating to, among other things, potential property acquisitions and projected expenses. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Prospectus on Form 424(b)(1) filed on December 9, 2009. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this release is as of March 24, 2010. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.
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Additional Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust — (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Statement of Operations
From October 2, 2009 (inception) to December 31, 2009
(In thousands except share data)

Revenues	$—

Expenses
General and administrative	262

Total operating expenses	262

Operating loss	(262)
Interest income	115

Net loss and net loss attributable to common shareholders	$(147)

Loss per common share, basic and diluted	$(0.04)

Weighted average number of common shares, basic and diluted	4,011,198

Pebblebrook Hotel Trust
Consolidated Balance Sheet
December 31, 2009
(In thousands)

ASSETS
Cash and cash equivalents	$319,119
Investments	70,000
Prepaid expenses and other assets	284

Total assets	$389,403

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,927
Accrued underwriter fees	8,050

Total Liabilities	9,977

Commitments and contingencies
Shareholders’ equity
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized, 20,260,000 issued and outstanding	203
Additional paid-in capital, net of underwriting discounts and offering costs	379,370
Retained deficit	(147)

Total shareholders’ equity	379,426

Total liabilities and shareholders’ equity	$389,403

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) attributable to common shareholders to Funds from Operations per Diluted Share
From October 2, 2009 (inception) to December 31, 2009
(Dollars in thousands, except per share amount)
(Unaudited)

Net income (loss) attributable to common shareholders	$(147)

Adjustments:
Depreciation and amortization	—
Non-controlling interest of common units in Operating Partnership	—

FFO	$(147)

Weighted average shares outstanding — basic and diluted	4,011,198

Diluted FFO per share	$(0.04)

     This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules to supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP.
     These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as the corresponding GAAP measures.
     Funds from Operations — Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.
     The Company’s presentation of FFO in accordance with the NAREIT white paper, or as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO calculations to net income in accordance with GAAP.